UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MORGAN STANLEY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Morgan Stanley	Memorandum
For Internal Use Only – Not For Redistribution March 26, 2009

To:           Employee Shareholders

From:      John J. Mack

Morgan Stanley's 2009 annual meeting of shareholders will be held at 9:00 a.m. Eastern Daylight Time (EDT) on April 29th at our Global Wealth Management Group headquarters in Purchase, NY. As a shareholder, you will be able to vote on:

•  electing our directors;

•  ratifying the appointment of Deloitte & Touche LLP as our independent auditor;

•  approving the compensation of executives as disclosed in the Company's proxy statement;

•  approving the amendment of the 2007 Equity Incentive Compensation Plan; and

•  two shareholder proposals regarding calling special meetings of shareowners and appointing an independent chair.

Our Board of Directors recommends that shareholders vote "FOR" the director nominees, auditor ratification, the proposal to approve compensation of executives as disclosed in the Company's proxy statement, and the proposal to approve the amendment of the 2007 Equity Incentive Compensation Plan and "AGAINST" the two shareholder proposals. The Board's rationale for these recommendations is set forth in our proxy statement. Detailed instructions for voting your shares are provided below.

Thank you for your continued support of and investment in Morgan Stanley.

To vote your shares held in the Firm's employee plans, click on _______. Alternatively, you may vote by touch-tone telephone. If you are located in the U.S., dial _______. If you are located outside the U.S., dial _______. When voting by telephone, enter the following 11-digit control number: "###########". Your vote regarding plan shares must be received by 11:59 p.m. EDT on April 24, 2009.

To vote through the website, use the same authentication you use to log into the Morgan Stanley systems (Note: Kerberos ID for ISG, Windows login ID for GWMG). For technical assistance, please contact your regular help desk.

If you also hold shares in a brokerage account and/or in your own name, you will receive separate proxy card(s) to vote those shares. To ensure that all of your shares are voted at the meeting, follow the instructions on each proxy card that you receive.

To view or print a copy of our proxy statement or annual report on Form 10-K, go to www.morganstanley.com/2009annualmeeting. You may request a copy of any of these documents or a proxy card for your shares in employee plans by calling _______.